Duolingo Adds Record Number of DAUs, Surpasses 10 Million Paid Subscribers, and Reports 38% Year-over-Year Revenue Growth in First Quarter 2025

Pittsburgh, PA – May 1, 2025 – Duolingo, Inc. (NASDAQ: DUOL) announced results for the first quarter ended March 31, 2025 in a shareholder letter that is posted on its Investor Relations website at investors.duolingo.com.

“Q1 was an outstanding start to the year—we added more Daily Active Users this quarter than any in our history, highlighting the continued strength of our product and brand,” said Luis von Ahn, Co-Founder and CEO of Duolingo. “We also surpassed 10 million paid subscribers and delivered 38% year-over-year revenue growth, driven by strong user momentum and increased adoption of our premium subscription tiers.”

“As we look ahead, we’re excited about the momentum we’re seeing with Duolingo Max and its potential to drive both innovation and growth. Our investments in AI have also helped us accelerate content creation, and we believe we’re just beginning to scratch the surface of what we can offer our users.”

Please refer to our shareholder letter posted on our Investor Relations website at investors.duolingo.com for a description and definitions of the key operating metrics referenced herein.

Video Webcast
Duolingo will host a video webcast to discuss its quarterly results today, May 1, 2025 at 5:30 p.m. ET. This live webcast and related materials will be publicly available and can be accessed at investors.duolingo.com. A replay will be available on the Investor Relations section of our website two hours following completion of the webcast and will remain available for a period of one year.

About Duolingo
Duolingo is the leading mobile learning platform globally. Its flagship app has organically become the world's most popular way to learn languages and the top-grossing app in the Education category on both Google Play and the Apple App Store. With technology at the core of everything it does, Duolingo has consistently invested to provide learners a fun, engaging, and effective learning experience while remaining committed to its mission to develop the best education in the world and make it universally available.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release, including without limitation, statements regarding our planned investments and strategic priorities, the ability of our products to drive growth, and our financial outlook are forward-looking statements. Without limiting the generality of the foregoing, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are neither promises nor guarantees, but involve a number of known and unknown risks, uncertainties and assumptions that may cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to: our ability to retain and grow our users and sustain their engagement with our products; competition in the online language learning industry; our limited operating history; our ability to maintain profitability; our ability to manage our growth and operate at such scale; the success of our investments; our reliance on third-party platforms to store and distribute our products and collect revenue; our reliance on third-party hosting and cloud computing providers; our ability to compete for advertisements; acceptance by educational organizations of technology-based education; changes in our business and macroeconomic conditions; our ability to access, collect, use, and otherwise process Personal Data about our users and payers, and to comply with applicable data privacy laws; our ability to successfully develop, implement and use of artificial intelligence and machine learning technologies; our ability adequately obtain, protect and maintain our intellectual property rights; and the other important factors more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as any such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (“SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at investors.duolingo.com. All forward-looking statements speak only as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contacts

Investor Relations:
Deborah Belevan, VP of Investor Relations
IR@duolingo.com

Press:
Sam Dalsimer, Global Head of Communications
press@duolingo.com
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